JPMORGAN CHASE BANK, N.A.

and

THE BANK OF NEW YORK MELLON
solely in its capacity as trustee of the Merk Gold Trust
and not individually

______________________________

TRUST ALLOCATED ACCOUNT AGREEMENT
______________________________

THIS ALLOCATED ACCOUNT AGREEMENT (this “Agreement”) is made with effect on and from May 6, 2014

BETWEEN

(1)	JPMORGAN CHASE BANK, N.A, whose principal place of business in England is at 25 Bank Street, Canary Wharf, London E14 5JP (the “Custodian”); and

(2)
THE BANK OF NEW YORK MELLON, a New York banking corporation, solely in its capacity as trustee of the Merk Gold Trust (“Trust”) created under the Trust Agreement identified below and not individually (the “Trustee”), which expression shall, wherever the context so admits, include the named Trustee and all other persons or companies for the time being the trustee or trustees of the Trust Agreement (as defined below) as trustee for the Shareholders (as defined below).

INTRODUCTION

(1)	The Trustee has agreed to act as trustee for the Shareholders of the Shares pursuant to the Trust Agreement.

(2)
Shares may be issued by the Trust against delivery of Gold made by way of payment for the issue of such Shares. The Trustee has agreed that Gold delivered to it on subscription for Shares will be paid into the Metal Accounts.

(3)	The Custodian has agreed to transfer Physical Gold from the Trust Allocated Account into the Trust Unallocated Account pursuant to the terms of this Agreement.

(4)
The Trustee has agreed that the Trust Allocated Account will be established by the Trustee in its name (for each Shareholder pursuant to the Trust Agreement), and that the Trustee will have the sole right to give instructions for the making of any payments out of the Trust Allocated Account.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1
Definitions: Words and expressions defined in the Prospectus, unless otherwise defined herein, have the same meanings when used in this Agreement. In addition, in this Agreement, unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Affiliate” means an entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Custodian;

“AP Account” means a loco London account maintained on an Unallocated Basis by the Custodian or a Gold clearing bank for the Authorized Participant, as specified in the applicable Transfer Notice;

“Authorized Participant” means a person that, at the time of submitting to the Trustee an order to purchase, or an order to redeem, one or more Baskets (i) is a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (ii) is a DTC Participant, (iii) has in effect a valid Authorized Participant Agreement and (iv) has established an unallocated account with the Custodian or another LBMA-approved gold-clearing bank;

“Authorized Participant Agreement” means an agreement among the Trustee, the Sponsor and an Authorized Participant that authorizes the Authorized Participant to submit Purchase Orders and Redemption Orders under the Trust Agreement;

“Authorized Signatory” means, in relation to any person, an individual who is duly empowered to bind such person and whose authority is evidenced by a resolution of the board of directors (or any other appropriate means of authorization) of such person, and, in relation to the Trustee, any individual named in the Trustee’s authorized signatory list having due authority to bind the Trustee, which list shall be provided by the Trustee from time to time;

“Availability Date” means the London Business Day on which the Trustee requests the Custodian to credit to the Trust Allocated Account Gold debited from the Trust Unallocated Account;

“Basket” means 50,000 Shares, except that the Sponsor, upon prior written notice to the Trustee, may from time to time increase or decrease the number of Shares comprising a Basket;

“Business Day” means any day other than a day: (1) when the exchange on which the Shares are principally traded is closed for regular trading; or (2), if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day;

“Conditions” means the terms and conditions on and subject to which (i) Shares are issued in the form or substantially in the form set out in the Trust Agreement or (ii)

Shares are redeemed for Gold pursuant to the Trust Agreement;

“Delivery” means (i) when used with respect to Gold held on an Unallocated Basis, obtaining an acknowledgement from the Custodian of a credit of gold on an Unallocated Basis to the account of the person entitled to that delivery, (ii) when used with respect to Physical Gold, the process of delivering physical gold in connection with the surrender of Shares on a Share Submission Day by a Delivery Applicant, and (iii) when used with respect to Shares, one or more book-entry transfers of those Shares to an account or accounts at the Depository designated by the person entitled to instruct such delivery, and, as applicable, for further credit as specified by that person;

“Delivery Applicant” means a beneficial owner of Shares who is not an Authorized Participant and wishes to surrender part or all of the Shares he or she holds for the purpose of taking Delivery of Physical Gold in the amount of Trust Property represented by those Shares;

“Delivery Application” means a document in form satisfactory to the Sponsor that expresses a Delivery Applicant’s intention to surrender Shares on a Share Submission Day in exchange for an amount of Physical Gold up to the amount of gold represented by such Shares on such Share Submission Day;

“Depository” means The Depository Trust Company and any other successor depository of Shares selected by the Sponsor as provided in the Trust Agreement;

“DTC Participant” means a person that, pursuant to The Depository Trust Company’s governing documents, is entitled to deposit securities with The Depository Trust Company in its capacity as a “participant”;

“Fine Ounce” means an Ounce (i.e., one troy ounce, equal to 31.103 grams, or 1.0971428 ounces avoirdupois) of 100% pure gold, Fine Ounces being determined, as to physical gold, by multiplying the gross weight in Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000 and, as to gold held in the Trust Unallocated Account, by the number of Fine Ounces credited to the account from time to time (such account being denominated in Fine Ounces);

“General Notice” means any notice given in accordance with this Agreement other than a Transfer Notice;

“Gold” means (i) Physical Gold held by the Custodian under this Agreement and/or (ii) any credit balance in the Trust Unallocated Account as the context requires;

“Gold Coins” means gold coins without numismatic value and having a minimum fineness of 99.5% or, with respect to American Gold Eagle gold coins, having a minimum fineness of 91.67%;

“Loco London” means in respect of an account holding Gold, the custody, trading or clearing of such Gold in London, United Kingdom;

“London Bar” means a gold bar meeting the London Good Delivery Standards, which are the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the London Bullion Market Association or its successor;

“London Business Day” means a day (other than a Saturday or a Sunday or a public holiday in England) on which commercial banks generally and the London bullion market are open for the transaction of business in London;

“Metal Accounts” means the Trust Allocated Account and the Trust Unallocated Account;

“Physical Gold” or “physical gold” means (i) gold bullion that meets the London Good Delivery Standards, i.e., the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the London Bullion Market Association or its successor; and (ii), with respect to a Delivery Applicant’s taking Delivery of Physical Gold, gold bullion in bars of any size with a minimum fineness of 99.5% and Gold Coins;

“Point of Delivery” means such date and time that the recipient (or its agent) acknowledges in written form its receipt of delivery of Gold;

“Prospectus” means the prospectus constituting a part of the registration statement filed on Form S-1, Registration Number 333-180868 with the Securities Exchange Commission in accordance with the U.S. Securities Act of 1933, as amended, in relation to the Shares dated on or about May 7, 2014, as the same may be modified, supplemented or amended from time to time;

“Purchase Order” means the order an Authorized Participant wishing to acquire from the Trustee one or more Baskets must place with the Trustee pursuant to the Trust Agreement;

“Redemption Form” means a notice in the form prescribed from time to time by the Trust requesting Redemption of Shares;

“Redemption Order” means the order an Authorized Participant wishing to redeem one or more Baskets must place with the Trustee pursuant to the Trust Agreement

“Relevant Association” means the London Bullion Market Association or its successors;

“Rules” means the rules, regulations, practices and customs of the Relevant Association (including without limitation the requirements of “Good Delivery” under the rules of the Relevant Association), the Bank of England and such other regulatory authority or other body as shall affect the activities contemplated by this Agreement;

“Shareholder” means the beneficial owner of one or more Shares;

“Share” means a unit of fractional undivided beneficial interest in the Trust which is issued by the Trust, named “Merk Gold Shares,” and created pursuant to and constituted by the Trust Agreement;

“Share Submission Day” means the date upon which the Delivery Applicant (acting by or through a DTC Participant), upon receiving pre-approval from the Sponsor, causes its Shares to be surrendered to the Trustee pursuant to the procedures of the Depository by no later than 3:59:59 PM (New York time) on the designated Business Day according to the instructions in the Delivery Application;

“Sponsor” means Merk Investments LLC, a Delaware limited liability company, or its successor;

“Transfer Notice” means any notice of a deposit or withdrawal made pursuant to clause 3 or clause 4 of this Agreement;

“Trust” means the Merk Gold Trust, the trust entity created by the Trust Agreement;

“Trust Agreement” means the Depositary Trust Agreement of the Merk Gold Trust dated on or about May 6, 2014, as amended from time to time, between Merk Investments LLC, as Sponsor, and The Bank of New York Mellon, as Trustee;

“Trust Allocated Account” means the loco London account maintained for the Trust by the Custodian pursuant to this Agreement, or another account maintained for the Trust by a successor Custodian on an allocated basis, as the case may be;

“Trust Property” means the Gold that the Custodian credits to the Trust Allocated Account and the Trust Unallocated Account in accordance with this Agreement and the Trust Unallocated Account Agreement, all other property held by the Custodian for the account of the Trust and any cash or other property that is received by the Trustee in respect thereof or that is otherwise being held by or for the Trust under the Trust Agreement, including, withholding limitation, Gold held by the precious metals dealer or the Custodian for the Trust prior to the delivery of the Physical Gold to the Delivery Applicant pursuant to the delivery instructions set forth in the Delivery Application;

“Trust Unallocated Account” means the loco London account maintained for the Trust by the Custodian pursuant to Trust Unallocated Account Agreement, or another account maintained for the Trust by a successor Custodian on an Unallocated Basis, as the case may be;

“Trust Unallocated Account Agreement” means the Unallocated Account Agreement dated May 6, 2014 between the Custodian and the Trustee pursuant to which the Trust Unallocated Account is established and operated;

“Unallocated Basis” means, with respect to the holding of Gold, that the holder is entitled to receive delivery of Physical Gold in the amount standing to the credit of the holder’s account, but the holder has no ownership interest in any particular Gold that the custodian maintaining that account owns or holds;

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature; and

“Withdrawal Date” means the London Business Day on which the Trustee wishes a withdrawal of Physical Gold from the Trust Allocated Account to take place.

1.2	Headings: The headings in this Agreement do not affect its interpretation.

1.3	Singular and plural: References to the singular include the plural and vice versa.

2.	TRUST ALLOCATED ACCOUNT

2.1	Opening Trust Allocated Account: The Custodian shall open and maintain the Trust Allocated Account in the name of the Trustee (in its capacity as trustee for the Shareholders).

2.2	Deposits and Withdrawals: The Trust Allocated Account shall evidence and record deposits and withdrawals of Physical Gold made pursuant to the terms of this Agreement.

2.3	Denomination of Trust Allocated Account: The Trust Allocated Account will hold deposits of Physical Gold and will be denominated in Fine Ounces.

2.4
Trust Allocated Account Reports: At the end of each London Business Day, the Custodian will transmit to the Trustee a report showing the movement of Physical Gold into and out of the Trust Allocated Account, identifying separately each transaction and the London Business Day on which it occurred and providing sufficient information to identify each individual bar of Physical Gold held in the Trust Allocated Account.  For each Business Day, the Custodian will provide the Trustee within a reasonable time after the end of the Business Day a statement of account for the Trust Allocated Account.  Such reports will be made available to the Trustee by means of the Custodian’s proprietary electronic Bullion Transfer System website (“eBTS”). In the event eBTS is unavailable for any reason, the Trustee and the Custodian will agree on a temporary notification system for making such reports available to the Trustee.

2.5
Reversal of Entries: The Custodian shall reverse any provisional or erroneous entries to the Trust Allocated Account which it discovers or of which it is notified with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made (including, without limitation, when the Custodian has credited a deposit made pursuant to clause 3.1 and on receipt by the Custodian of the Gold if it is determined that the Gold does not comply with the Rules or that it is not the required weight).

2.6
Provision of Information: The Custodian agrees that it will forthwith notify the Trustee in writing of any encumbrance of which it is aware is or is purported to have been created over or in respect of the Trust Allocated Account or any of the amounts standing to the credit thereof.

2.7
Access: The Custodian will allow the Sponsor and the Trustee and their Physical Gold auditors (currently Inspectorate), access to its premises during normal business hours, to examine the Physical Gold and such records as they may reasonably require to perform their respective duties with regard to investors in Shares. The Trustee agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and any such audit shall be at the Trust’s expense.

3.	DEPOSITS

3.1
Procedure: The Custodian shall receive deposits of Physical Gold into the Trust Allocated Account relating to the same kind of Physical Gold and having the same denomination as that (or one of those) to which the Trust Allocated Account relates only pursuant to transfers from the Trust Unallocated Account.

3.2
Minimizing Gold on Unallocated Basis: The Custodian agrees to use reasonable efforts to minimize the amount of Gold held for the Trust on an Unallocated Basis at all times and the Custodian must allocate ownership of Physical Gold to the Trust such that no more than 430 Fine Ounces of Gold held on an Unallocated Basis are held for the Trust at the end of each Business Day.

3.3
Right to Amend Procedure: The Custodian may amend the procedure in relation to the deposit of Physical Gold only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. The Custodian will, whenever practicable, notify the Trustee and the Sponsor within a commercially reasonable time before the Custodian amends its procedures or imposes additional ones in relation to the transfer of Physical Gold into and from the Trust Allocated Account, and in doing so the Custodian will consider the Trustee’s needs to communicate any such change to Authorized Participants and others.

3.4
Allocation: The Trustee acknowledges that the process of allocation of Physical Gold to the Trust Allocated Account from the Trust Unallocated Account may involve minimal adjustments to the weights of Physical Gold to be allocated to adjust such weight to the number of whole bars available.

4.	WITHDRAWALS

4.1
Procedure: The Trustee may at any time give instructions to the Custodian for the withdrawal of Physical Gold from the Trust Allocated Account but only by way of de-allocation to the Trust Unallocated Account or such other account as the Trustee may instruct (subject to clause 4.3 below).

4.2
Notice Requirements: A confirmation from the Trustee to the Custodian, given through eBTS (or such other authenticated method as may be agreed by the parties) or in writing, that a valid Redemption Form or Delivery Application has been lodged for Shares shall be deemed an instruction given under clause 4.1 unless otherwise notified in writing by the Trustee. Any other notice relating to a withdrawal of Physical Gold must be in writing.

4.3
Right to amend Procedure: The Custodian may amend the procedure for the withdrawal of Physical Gold only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. Any such amendment will be subject to the conditions of the preceding clause 3.3 and will be promptly notified to the Sponsor and the Trustee, such notice to be given in advance of implementation whenever practicable.

4.4
Specification of Physical Gold: Unless specifically selected by the Trustee, the Custodian may specify the serial numbers of the bars to be withdrawn once it receives instructions from the Trustee to effect a withdrawal of Physical Gold pursuant to clause 4.1. The Custodian is entitled to select the Physical Gold to be made available to the Trustee; provided, however, that to the extent the Trustee provides specific serial numbers of bars to be so selected, the Custodian will take reasonable efforts to select such Physical Gold as specified by the Trustee; and provided further that, in the case of a withdrawal to facilitate the delivery of Physical Gold to a Delivery Applicant, the Custodian shall use reasonable efforts to de-allocate London Bars which approximate closely the number of Fine Ounces represented by a Delivery Applicant's surrendered Shares less the balance in the Trust Unallocated Account, as communicated to the Custodian by the Trustee. The Custodian may require more than two London Business Days prior notice in the event that the Trustee does specify the serial numbers of bars to be withdrawn.

4.5
Delivery Obligations Relating to Delivery Applicants: Unless otherwise instructed by the Trustee on behalf of the Trust or the relevant person, the Custodian shall arrange for any London Bars requested by a Delivery Applicant to be acquired by allocation of Gold, using reasonable efforts to acquire London Bars which approximate closely the number of Fine Ounces represented by the Delivery Applicant's surrendered Shares, and for such London Bars to be shipped to the Delivery Applicant in accordance with the delivery instructions contained in the Delivery Application, a copy of which shall be provided to the Custodian by the Trustee.  The Custodian shall make any insurance arrangements in respect of delivery of the London Bars to a Delivery Applicant in accordance with industry practice. The Custodian shall not be obliged to effect any requested delivery if, in its reasonable opinion, this would cause the Custodian or its agents to be in breach of the Rules or other applicable law, court order or regulation. All insurance and transportation costs shall be for the account of the Sponsor.

4.6
Collection of Physical Gold: The Trustee agrees that in the normal course (which, for the avoidance of doubt, shall not include withdrawal in connection with the termination of this Agreement) withdrawal of Physical Gold from the Trust Allocated Account shall be by way of de-allocation and subsequent credit of Gold to the Trust Unallocated Account.

4.7
De-allocation: Following receipt by the Custodian of notice for the withdrawal of Physical Gold from the Trust Allocated Account pursuant to clause 4.1, the Custodian shall de-allocate sufficient Physical Gold from the Trust Allocated Account to credit the Trust Unallocated Account in the amount required. The Trustee acknowledges that the process of de-allocation of Physical Gold for withdrawal and/or credit to the Trust Unallocated Account may involve minimal adjustments to the weight of

Physical Gold to be withdrawn to adjust such weight to the whole bars available.

4.8
Risk: Except as provided in the following sentence, where there is a shipment from the Custodian of Physical Gold to a person other than a Delivery Applicant, all right, title and risk in and to such Physical Gold shall pass at the Point of Delivery to the relevant person for whose account the Physical Gold is being delivered.  Where there is a shipment from the Custodian of Physical Gold to a Delivery Applicant, all right, title and risk in and to such Physical Gold shall pass to the Delivery Applicant from the time the Physical Gold is tendered by the Custodian to the courier specified by the Delivery Applicant in the Delivery Application.

5.	INSTRUCTIONS

5.1
Giving of Instructions: Only the Trustee shall have the right to give instructions to the Custodian for deposit of Physical Gold to or withdrawal of Physical Gold from the Trust Allocated Account.  All such instructions given by the Trustee to the Custodian shall be given in writing and signed by two Authorized Signatories of the Trustee. The Trustee shall notify the Custodian in writing of the names of the people who are authorized to give instructions on the Trustee’s behalf. Until the Custodian receives written notice to the contrary, the Custodian is entitled to assume that any of those people have full and unrestricted power to give instructions on the Trustee’s behalf.  The Custodian is also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2
Account not to be Overdrawn: The Trust Allocated Account may not at any time have a debit balance thereon, and no instruction shall be valid to the extent that the effect thereof would be for the Trust Allocated Account to have a debit balance thereon.

5.3
Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded.  Notice of amendment shall have effect only after actual receipt by the Custodian.

5.4
Unclear or Ambiguous Instructions: If, in the Custodian’s opinion, any instructions are unclear or ambiguous, the Custodian shall use reasonable endeavors (taking into account any relevant time constraints) to obtain clarification of those instructions from the Trustee and, failing that, the Custodian may in its absolute discretion and without any liability on its part, act upon what the Custodian believes in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to the Custodian’s reasonable satisfaction.

5.5	Refusal to Execute: The Custodian will, where practicable, refuse to execute instructions if in the Custodian’s opinion they are or may be contrary to the Rules or any applicable law.

6.	CONFIDENTIALITY

6.1
Disclosure to Others: Subject to clause 6.2, each of the Trustee and the Custodian shall respect the confidentiality of information acquired under this Agreement and will not, without the other party’s consent, disclose to any other person any transaction or other information acquired about the other party, its business or the Trust under this Agreement, in the event such other party has made clear, at or before the time such information is provided, that such information is being provided on a confidential basis.

6.2
Permitted Disclosures: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory or listing authority or as otherwise necessary in conducting the Trust’s business, to disclose information acquired under this Agreement. In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors, by a company which is in the same group of companies as a party (i.e., a subsidiary or holding company of a party), or (in the case of the Trustee) by the Sponsor, or any beneficiary of the trusts constituted by the Trust Agreement. Each party irrevocably authorizes such persons to make such disclosures without further reference to such party.

7.	CUSTODY SERVICES

7.1	Appointment: The Trustee hereby appoints the Custodian to act as custodian of the Physical Gold in accordance with this Agreement and any Rules which apply to the Custodian.

7.2
Segregation of Physical Gold: The Custodian will be responsible for the safekeeping of the Physical Gold on the terms and conditions of this Agreement. The Custodian will segregate the Physical Gold from any Physical Gold which the Custodian owns or holds for others by making appropriate entries in its books and records.

7.3
Ownership of Physical Gold: The Custodian will identify in its books that the Physical Gold belongs to the Trustee (on trust for the Shareholders). The Custodian shall ensure that the Physical Gold belonging to the Trustee (on trust for the Shareholders) shall not be pledged by the Custodian or leased to any other party and that it shall at all times be free and clear of all liens and encumbrances, whether arising by operation of law or otherwise.

7.4	Location of Physical Gold: Unless otherwise agreed between the parties, Physical Gold must be held by the Custodian at its London vault premises. If the parties agree that Physical Gold may be temporarily held at another vault premises of the Custodian, the Custodian agrees that it shall use commercially reasonable efforts promptly to transport any Physical Gold held for the Trustee to its London vault location at the Custodian’s cost and risk. The Custodian agrees that all delivery and packing shall be in accordance with the Rules and Relevant Association good market practices.

8.0	REPRESENTATIONS

8.1	Trustee’s Representations: The Trustee represents and warrants to the Custodian that (such representations and warranties being deemed to be repeated upon each occasion of deposit of Physical Gold under this Agreement):

	(1)	the Trustee has all necessary authority, powers, consents, licenses and authorizations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

	(2)	the person entering into this Agreement on behalf of the Trustee has been duly authorized to do so; and

	(3)	this Agreement and the obligations created under it are binding upon and enforceable against the Trustee, as trustee of the Trust, in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which the Trustee is bound.

8.2	Custodian’s Representations: The Custodian represents and warrants to the Trustee that (such representations and warranties being deemed to be repeated upon each occasion of deposit of Physical Gold under this Agreement):

	(1)	the Custodian has all necessary authority, powers, consents, licenses and authorizations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

	(2)	the person entering into this Agreement on behalf of the Custodian has been duly authorized to do so; and

	(3)	this Agreement and the obligations created under it are binding upon the Custodian and enforceable against the Custodian in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which the Custodian is bound.

9.0	FEES AND EXPENSES

9.1	Fees: For the Custodian’s services under this Agreement, the Custodian and the Sponsor have entered into a separate agreement to which the Custodian has agreed, under which the Sponsor shall pay the Custodian’s fees for services under this

Agreement.

9.2	Expenses: Pursuant to a separate agreement between the Sponsor and the Custodian, to which the Custodian has agreed, the Sponsor shall pay the Custodian on demand all costs, charges and expenses (excluding (i) any relevant taxes and VAT, duties and other governmental charges, (ii) fees for storage and insurance of Physical Gold, which will be recovered under clause 9.1, and (iii) indemnification obligations of the Trustee under clause 11.5 which will be paid pursuant to the following sentence) incurred by the Custodian in connection with the performance of its duties and obligations under this Agreement or otherwise in connection with the Physical Gold. The Trustee will procure payment on demand, solely from and to the extent of the assets of the Trust, of any other costs, charges and expenses not assumed by the Sponsor under its agreement with the Custodian referred to in clause 9.1 and this clause 9.2 (including any relevant taxes and VAT (if chargeable), duties, other governmental charges and indemnification claims of the Custodian payable by the Trustee pursuant to clause 11.5) incurred by the Custodian in connection with the Physical Gold.

9.3
Default Interest: If the Trustee or the Sponsor, as the case may be, fails to procure payment to the Custodian of any amount when it is due, the Custodian reserves the right to charge interest (both before and after any judgment) on any such unpaid amount calculated at a rate equal to 1% above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Interest will accrue on a daily basis and will be due and payable as a separate debt.

9.4	Credit Balances: No interest or other amount will be paid by the Custodian on any credit balance on a Trust Allocated Account.

9.5	Recovery from Trust: Amounts payable pursuant to this clause 9 shall not be debited from the Trust Allocated Account, but shall be payable on behalf of the Trust, and the Custodian hereby acknowledges that it will have no recourse against Gold standing to the credit of the Trust Allocated Account or to the Trustee individually in respect of any such amounts.

10.	VALUE ADDED TAX

10.1	VAT Exclusive: All sums, if any, payable under this Agreement by the Trust to the Custodian shall be deemed to be exclusive of VAT if and to the extent VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement.

10.2	VAT Invoice: If VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement, the Custodian shall provide a valid VAT invoice to the Trust.

11.0	SCOPE OF RESPONSIBILITY

11.1
Exclusion of Liability: The Custodian will use reasonable care in the performance of its duties under this Agreement and will only be responsible for any loss or damage suffered as a direct result of any negligence, fraud or willful default on its part in the performance of its duties, and in the case where Physical Gold is lost or damaged its liability will not exceed the market value of the Physical Gold lost or damaged at the time such negligence, fraud or willful default is discovered by the Custodian or notified to the Custodian by the Trustee. The Custodian and the Trustee each agree to notify the other party promptly after any discovery of such lost or damaged Physical Gold. If the Custodian delivers from the Trust Allocated Account Physical Gold that is not of the Fine Ounces the Custodian has represented to the Trustee or that is not according to the Rules, recovery by the Trustee, to the extent such recovery is otherwise allowed, shall not be barred by any delay in asserting a claim because of the failure to discover the corresponding loss or damage regardless of whether such loss or damage could or should have been discovered.

11.2	No Duty or Obligation: The Custodian is under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this Agreement.

11.3
Insurance: The Custodian (or one of its Affiliates) shall make such insurance arrangements from time to time in connection with the Custodian’s custodial obligations under this Agreement as the Custodian considers appropriate and will be responsible for all costs, fees and expenses (including any relevant taxes) in relation to any such insurance policy or policies. Upon reasonable prior written notice, in connection with the preparation of the initial registration statement under the United States Securities Act of 1933, as amended, covering any Shares, the Custodian will allow its insurance to be reviewed by the Trustee and by the Sponsor. The Custodian also will allow the Trustee and the Sponsor to review such insurance in connection with any amendment to that initial registration statement and from time to time, in each case upon reasonable prior written notice from the Trustee. Any permission to review the Custodian’s insurance is limited to the term of this Agreement and is conditioned on the reviewing party executing a form of confidentiality agreement provided by the Custodian, or if the confidentiality agreement is already in force, acknowledging that the review is subject thereto.

11.4
Force Majeure: The Custodian shall not be liable for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond the Custodian’s reasonable control. This includes any act of God or war or terrorism or any breakdown, malfunction or failure of transmission, communication or computer facilities, industrial action, acts and regulations of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure to any such body, authority or organization, for any reason, to perform its obligations; provided, however, that the Custodian agrees to use reasonable efforts to assist the Trustee in finding a replacement custodian (including, but not limited to, agreeing to an assignment of its rights and obligations hereunder) should any event described in this clause 11.4 so prevent the Custodian from performing its obligations.

11.5
Indemnity: The Trustee, solely from and to the extent of the assets of the Trust, shall indemnify and keep indemnified the Custodian (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses (including VAT (if chargeable) and the expenses assumed by the Sponsor under its agreement with the Custodian procured under clause 9.2) which the Custodian may suffer or incur, directly or indirectly, in connection with this Agreement except to the extent that such sums are due directly to the negligence, willful default or fraud of the Custodian.

11.6
Third Parties: Except with respect to the Trust, which shall be considered a beneficiary of this entire Agreement, and to the Sponsor, which shall be considered a beneficiary (as applicable) of clauses 2.6, 11.3, 12.3 and 13.4, the Custodian does not owe any duty or obligation or have any liability towards any person who is not a party to this Agreement. Except as set forth in this clause 11.6, this Agreement does not confer a benefit on any person who is not a party to it. The parties hereto do not intend that any term of this Agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement, provided that the Sponsor may enforce its rights under clauses 2.6, 11.3, 12.3 and 13.4. Nothing in this paragraph is intended to limit the obligations hereunder of any successor Trustee of the Trust or to limit the right of any successor Trustee of the Trust to enforce the Custodian’s obligations hereunder.

12.	TERM AND TERMINATION

12.1	Notice: Any termination notice given by the Trustee under clause 12.2 must specify:

(1) (2) (3)
the date on which the termination will take effect;

the person to whom the Physical Gold is to be made available; and

all other necessary arrangements for the redelivery of the Physical Gold to the order of the Trustee.

12.2
Term: This Agreement shall have a fixed term up to and including five years and will automatically renew for a further term of five years thereafter; provided that during such periods (i) either the Trustee or the Custodian may terminate this Agreement for any reason or for no reason by giving not less than 90 days’ written notice to the other party and (ii) this Agreement may be terminated immediately upon written notice as follows:

(1) by the Trustee, if the Custodian ceases to offer the services contemplated by this Agreement to its clients or proposes to withdraw from the Gold business;

(2)
by the Trustee or the Custodian, if it becomes unlawful for the Custodian to be a party to this Agreement or to offer its services on the terms contemplated by this Agreement or it becomes unlawful for the Trustee or the Trust to receive such services or for the Trustee to be a party to this Agreement;

	(3)	by the Custodian, if there is any event which, in the Custodian’s reasonable view, indicates the Trust’s insolvency or impending insolvency;

	(4)	by the Trustee, if there is any event which, in the Sponsor’s view, indicates the Custodian’s insolvency or impending insolvency;

	(5)	by the Trustee, if the Trust is to be terminated; or

	(6)	by the Trustee or the Custodian, if the Trust Unallocated Account Agreement ceases to be in full force and effect at any time.

12.3
Change in Trustee or Sponsor: If there is any change in the identity of the Trustee or the Sponsor in accordance with the Trust Agreement, then the Custodian, the Trustee, the Sponsor and the Trust shall execute such documents and shall take such actions as the new Trustee or Sponsor and the outgoing Trustee or Sponsor may reasonably require for the purpose of vesting in the new Trustee or Sponsor the rights and obligations of the outgoing Trustee or Sponsor, and releasing the outgoing Trustee or Sponsor from its future obligations under this Agreement.

12.4
Redelivery Arrangements: If the Trustee does not make arrangements acceptable to the Custodian for the redelivery of the Physical Gold, the Custodian may continue to store the Physical Gold, in which case the Custodian will continue to charge the fees and expenses payable under clause 9. If the Trustee has not made arrangements acceptable to the Custodian for the redelivery of the Physical Gold within six months of the date specified in the termination notice as the date on which the termination will take effect, the Custodian will be entitled to sell the Physical Gold and account to the Trustee for the proceeds.

12.5
Existing Rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

13.	NOTICES

13.1	Transfer Notices: Subject to clause 5.1, any Transfer Notice shall be in writing in English and shall be marked “Urgent – This Requires Immediate Attention” and signed by or on behalf of the party giving it (or its duly authorized representative). Any Transfer Notice shall be sent either by facsimile or such other authenticated method as may, from time to time, be agreed between the parties. Any Transfer

Notice shall be deemed to have been given, made or served upon actual receipt by the recipient.

13.2
General Notices: Any General Notice shall be in writing in English and shall be marked “Urgent – This Requires Immediate Attention” and shall be signed by or on behalf of the party giving it (or its duly authorized representative). Any General Notice shall be given, made or served by sending the same by pre-paid registered post (first class if inland, first class airmail if overseas) or facsimile transmission. Any General Notice sent by pre-paid registered post shall be deemed to have been received three London Business Days in the case of inland post or seven London Business Days in the case of overseas post after dispatch. Any General Notice sent by facsimile shall be deemed to have been given, made or served upon actual receipt by the recipient.

13.3	The addresses and numbers of the parties for the purposes of clauses 13.1 and 13.2 are:

The Custodian: The Trustee:
JPMorgan Chase Bank, N.A.
25 Bank Street
Canary Wharf
London E14 5JP
Attention: Peter Smith – Global Commodities
Facsimile No. +44 207 777 4915

The Bank of New York Mellon
2 Hanson Place
9th Floor
Brooklyn, New York 11217
Attention: ETF Services, Brooklyn
Telephone: 718-315-5013
Facsimile: 718-315-4850

or such other address or facsimile number as shall have been notified (in accordance with this clause) to the other party hereto. The address and numbers of the Sponsor for purposes of receiving notices under this Agreement is:

The Sponsor:	Merk Investments LLC 960 San Antonio Road, #201 Palo Alto, California 94303 Telephone: (650) 323-4341 Attention: Axel Merk

13.4	Recording of Calls: Each of the Custodian, the Trustee and the Sponsor may record telephone conversations without use of a warning tone. Such records will be the recording party’s sole property and accepted by the other parties hereto as evidence of the orders or instructions given.

14.	GENERAL

14.1
Role of Trustee: The Trustee is a party to this Agreement in its capacity as Trustee for the Shareholders and accordingly (i) the Trustee shall only be liable to satisfy any obligations under this Agreement, including any obligations or liabilities arising in connection with any default by the Trustee under this Agreement, to the extent of the assets held from time to time by the Trustee as trustee of the trusts constituted by the Trust Agreement (the “Trust Assets”) to the extent authorized by the Trust Agreement and (ii) no recourse shall be had to (a) any assets other than the Trust Assets, including, without limitation, any of the assets held by the Trustee as trustee, co-trustee or nominee of a trust other than the trusts constituted by the Trust Agreement, as owner in its individual capacity or in any way other than as trustee of the trusts constituted by the Trust Agreement; or (b) the Trustee for any assets that have been distributed by the Trustee to the beneficiaries of the trusts constituted by the Trust Agreement.

14.2
No Advice: The Custodian’s duties and obligations under this Agreement do not include providing the other party hereto with investment advice. In asking the Custodian to open and maintain the Trust Allocated Account, the Trustee acknowledges that it is acting pursuant to the Trust Agreement and the Custodian shall not owe to the Trustee or the Trust any duty to exercise any judgment on their behalf as to the merits or suitability of any deposits into, or withdrawals from, the Trust Allocated Account.

14.3
Rights and Remedies: The Custodian hereby waives any right it has or may hereafter acquire to combine, consolidate or merge the Metal Accounts with any other account of the Trust or the Trustee or to set off any liabilities of the Trust or of the Trustee to the Custodian and agrees that it may not set off, transfer or combine or withhold payment of any sum standing to the credit or to be credited to the Metal Accounts in or towards or conditionally upon satisfaction of any liabilities to it of the Trust or the Trustee. Subject thereto, the Custodian’s rights under this Agreement are in addition to, and independent of, any other rights which the Custodian may have at any time in relation to the Physical Gold.

14.4
Assignment: This Agreement is for the benefit of and binding upon the parties hereto and their respective successors and assigns. Save as expressly provided herein, no party may assign, transfer or encumber, or purport to assign, transfer or encumber, any right or obligation under this Agreement unless the other party otherwise agrees in writing, except that consent is not required where the Custodian assigns, transfers or encumbers any right or obligation under this Agreement to its Affiliate. This clause shall not restrict the Custodian’s power to merge or consolidate with any party, or to dispose of all or part of its custody business and further provided that this clause shall not restrict the Trust from assigning its rights hereunder to a Shareholder to the extent required for the Trust to fulfill its obligations under the Trust Agreement.

14.5
Amendments: Any amendment to this Agreement must be agreed in writing and be signed by all of the parties hereto. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

14.6
Partial Invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

14.7
Entire Agreement: This Agreement and the Trust Unallocated Account Agreement represent the entire agreement between the parties hereto in respect of their subject matter save for any agreements made with fraudulent intent, and excludes any prior agreements or representations. This Agreement supersedes and replaces any prior existing agreement between the parties relating to the same subject matter.

14.8	Counterparts: This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

14.9	Business Days: If any obligation falls due to be performed on a day which is not a Business Day or a London Business Day, as the case may be, then the relevant obligations shall be performed on the next succeeding Business Day or London Business Day, as the case may be.

14.10
Prior Agreements: The Custodian or any member of the JPMorgan group of companies (the “JPMorgan Group”) may trade in Shares for its own account as principal, may have underwritten or may underwrite an issue of Shares or, together with any such entities’ directors, officers or employees, may have a long or short position in Shares or in any related security or instrument. Brokerage or other fees may be earned by any member of the JPMorgan Group or persons associated with them in respect of any business transacted by them in all or any of the aforementioned securities or instruments.

15.	GOVERNING LAW AND JURISDICTION

15.1	Governing Law: This Agreement is governed by, and will be construed in accordance with, English law.

15.2
Jurisdiction: The Trustee and the Custodian agree that the courts of the State of New York, in the United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and, for these purposes each of the Trustee and the Custodian irrevocably submits to the non-

exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objection to laying of venue, and further waive any personal service.

15.3
Waiver of Immunity: To the extent that the Trustee may in any jurisdiction claim for it as Trustee, the Trust or its assets any immunity from suit, judgment, enforcement or otherwise howsoever, the Trustee agrees not to claim and irrevocably waives, any such immunity which it would otherwise be entitled to (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

15.4
Service of Process: Process by which any proceedings are begun may be served on a party by being delivered to the party’s address specified below. This does not affect any right to serve process in another manner permitted by law.

Custodian’s Address for service of process:

JPMorgan Chase Bank, N.A. 25 Bank Street Canary Wharf London E14 5JP Facsimile No.: +44 207 777 4915 Attention: Peter Smith – Global Commodities
With a copy to:
JPMorgan Chase Bank, N.A. 25 Bank Street Canary Wharf London E14 5JP Facsimile No.: +44 (0)20 7325 8150 Attention: Legal Department-FX and Derivatives Group

Trustee’s Address for service of process: The Bank of New York Mellon One Wall Street New York, New York 10286 Attention: Legal Department
****************************

EXECUTED by the Parties:

Signed on behalf of and for JPMORGAN CHASE BANK, N.A. by

Signature	/s/ Peter L. Smith

Name	Peter L. Smith

Title	Executive Director

Signed on behalf of and for
THE BANK OF NEW YORK MELLON, solely in its capacity as trustee of the Merk Gold Trust and not individually by

Signature	/s/ Andrew Pfeifer

Name	Andrew Pfeifer

Title	Vice President